Exhibit 5
                             STOCKHOLDERS' AGREEMENT

         THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is entered into as of this ____ day of May, 1997, among Anicom, Inc., a Delaware corporation (the "Company"), Scott C. Anixter ("Anixter") and each of the persons listed on the signature page hereto under the caption "Purchasers" (collectively, the "Purchasers").

                                    RECITALS

         The Company and the Purchasers have entered into that certain Stock Purchase Agreement (as amended from time to time, the "Stock Purchase Agreement"), dated May ___, 1997, pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase, in the aggregate, 27,000 shares (the "Covered Shares") of Series A Convertible Preferred Stock, par value of $.01 per share (the "Preferred Stock"), which shall be convertible into a number of shares of Anicom's common stock, par value of $.001 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Anicom, Inc. (the "Certificate of Designations") and except as otherwise provided hereunder. The purchase price for the Preferred Stock is $1,000.00 per share.

         As a condition to the obligations set forth in the Stock Purchase Agreement, each of the parties hereto has agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, Anixter and the Purchasers agree as follows:

                 Tag-Along Rights.

                           Right  to Sell  Proportionate  Number  of  Shares  of
Common Stock. Anixter agrees that, if he shall receive and determine to accept any bona fide written offer (a "Notice of Offer") from a Buyer to purchase or otherwise acquire for value, in one transaction or a series of related transactions, shares of Common Stock (the "Offer Shares") beneficially owned by him and representing 20% or more of all of the then issued and outstanding Common Stock of the Company beneficially owned by Anixter, each of the Purchasers shall have the right to participate in such transaction in the manner set forth in this Agreement. The term "Buyer", as used herein, means a person or entity, other than Anixter or any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with Anixter, that has offered to purchase or otherwise acquire for value shares of Common Stock of the Company (other than in connection with a registered public offering).

                           Notifications.  Anixter  shall,  promptly  after  his
receipt of a Notice of Offer (and in any event not later than 10 days after such receipt), send a copy thereof to the Company and to each of the Purchasers. The delivery of such Notice of Offer shall be effected not less than 60 days prior to the closing of such proposed sale or other acquisition. Upon receipt of a Notice of Offer, each Purchaser shall have 30 days to deliver a written notice of its election to participate in such sale or other acquisition and of the number of its Covered Shares to be included in such sale or other acquisition, which Covered Shares shall be converted into Conversion Shares, subject to and effective upon the closing of such sale or other acquisition; provided, however, that such number of Conversion Shares to be included shall not exceed the number determined in Section 1.3 below. If such written notice of election is not received from a Purchaser within the 30-day period specified above, Anixter shall have the right to sell or otherwise transfer the aforesaid Common Stock to the Buyer without any participation by such Purchaser, but only (a) on the terms and conditions stated in the Notice of Offer and (b) if the sale or other transfer is consummated not later than 60 days after the end of the aforesaid 60-day period.

                           Selling  a  Proportionate  Number of Shares of Common
Stock. Each Purchaser shall have the right to sell or transfer, pursuant to the Notice of Offer, Conversion Shares representing the same percentage of the Conversion Shares into which all Covered Shares owned by such Purchaser are then convertible as the Offer Shares are of all shares of Common Stock then beneficially owned by Anixter. In the event the number of Conversion Shares for which Purchasers elect to exercise such right, along with the Offer Shares and any other shares of the Company to be sold or transferred by other shareholders of the Company pursuant to any similar rights granted to such other shareholders prior to the date hereof, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be sold or transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to sell or transfer the same percentage of its shares as each other transferor.







                           Purchase Price of Covered Shares.  The purchase price
for each Conversion Share ("Purchase Price") of the Purchasers under this Agreement and the terms of the purchase or other acquisition thereof shall be the same as are applicable to the purchase or other acquisition of each share of Common Stock of Anixter and shall be as set forth in such Notice of Offer; provided, however, that the Purchasers shall not be required to provide any representation, warranty or other undertaking other than with respect to their ownership of, and authority to sell or transfer, such Conversion Shares free of any liens or encumbrances.

                           Closing  of Sale.  Each  Purchaser  in  respect  of a
Notice of Offer shall deliver to the Buyer in respect of such Notice of Offer, against payment of the total purchase price for the Covered Shares to be purchased (at the price per share specified above in Section 1.4), on the closing date specified in such Notice of Offer, a certificate or certificates representing the number of such Covered Shares which it has elected to sell pursuant to this Agreement, together with appropriate instruments of transfer duly endorsed in blank.

                  Entire Agreement. This Agreement and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior arrangements and understandings, both written and oral, with respect thereto.

                  Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibits or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

                  Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereof and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  Notice. Whenever a party to this Agreement is required to give notice to any other party hereunder, such notice shall be given at the address set forth next to such party's name on the signature page of this Agreement or at such other address as the parties designate to each by giving notice hereunder, and such notice shall be made in writing and deemed to have been duly delivered when (a) delivered by hand (b) one day after upon confirmation of delivery by a nationally recognized overnight delivery service or (c) three days after sent by Certified U.S. Mail, return receipt requested. A copy of any such notices delivered to Anixter or the Company shall also be delivered to:

                              Katten Muchin & Zavis
                       525 West Monroe Street, Suite 1600
                          Chicago, Illinois 60661-3693
                        Attention: Jeffrey R. Patt, Esq.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


ANICOM, INC.                         PURCHASERS:

By: __________________________
                                     CAHILL, WARNOCK STRATEGIC
    Scott C. Anixter, Chairman       PARTNERS FUND, L.P.
    and Chief Executive Officer          By:      CAHILL, WARNOCK STRATEGIC
                                                       PARTNERS, L.P., its
                                                       general partner
------------------------------
Scott C. Anixter                              By:      _________________________
                                                       David L. Warnock, a
                                                       general partner

                                              Address: One South Street
                                                       Suite 2150
                                                       Baltimore, MD  21202
                                                       Attn:David Warnock
                                                            Hyonmyong Cho (Hoch)

                                     With a copy to:  Wilmer, Cutler & Pickering
                                                      100 Light Street
                                                      Baltimore, MD  21202
                                                      Attn:  George P. Stamas


                                              STRATEGIC ASSOCIATES, L.P.
                                              By:     CAHILL, WARNOCK & COMPANY,
                                                      L.L.C., a managing member

                                                      By:______________________
                                                         David L. Warnock, a
                                                         managing member

                                              Address: One South Street
                                                          Suite 2150
                                                          Baltimore, MD  21202
                                                          Attn: David Warnock
                                                            Hyonmyong Cho (Hoch)

                                     With a copy to:  Wilmer, Cutler & Pickering
                                                      100 Light Street
                                                      Baltimore, MD  21202
                                                      Attn:  George P. Stamas






                                             FLEMING US DISCOVERY FUND III, L.P.

                                             By:   FLEMING US DISCOVERY
                                                   PARTNERS, L.P., its
                                                   general partner
                                                   By: FLEMING US DISCOVERY,
                                                       LLC, its general partner

                                                    By: ___________________
                                                        Robert L. Burr,
                                                        member

                                                        Address: 320 Park Avenue
                                                        New York, NY  10022
                                                        Attn: Robert L. Burr
                                                               Chris Jones
                                                               David Edwards


                                    With a copy to: Morgan, Lewis, Bockius, LLP
                                                    101 Park Avenue
                                                    New York, NY  10178
                                                    Attn:    David Pollack


                                    FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
                                    By:      FLEMING US DISCOVERY
                                             PARTNERS, L.P., its
                                             general partner
                                             By:      FLEMING US DISCOVERY,
                                                      LLC, its general partner

                                             By:     ___________________
                                                     Robert L. Burr,
                                                     member

                                             Address: 320 Park Avenue
                                                       New York, NY  10022
                                                       Attn:   Robert L. Burr
                                                               Chris Jones
                                                               David Edwards


                                    With a copy to:  Morgan, Lewis, Bockius, LLP
                                                     101 Park Avenue
                                                     New York, NY  10178
                                                     Attn:    David Pollack


                                    ____________________________________________
                                            Peter H. Huizenga








                                    ____________________________________________
                                            Heidi A. Huizenga


                                    PETER H. HUIZENGA TESTAMENTARY TRUST

                                            By:_________________________________

                                                     Its:_______________________


                                    BETSY HUIZENGA TRUST


                                            By:_________________________________

                                                     Its:_______________________


                                    GRETA HUIZENGA TRUST


                                            By:_________________________________

                                                     Its:_______________________


                                    PETER HUIZENGA JR. TRUST


                                            By:_________________________________

                                                     Its:_______________________


                                    TIMOTHY DEAN HUIZENGA TRUST


                                            By:_________________________________

                                                     Its:_______________________






                                   In each case, c/o Huizenga Capital Management
                                   Address: 2215 York Road
                                                     Suite 500
                                                     Oak Brook, IL  60521
                                                     Attn:    Mike Wik

                                   With a copy to:   Hlustik, Williams &
                                                        Vander Woude
                                                      20 N. Wacker Drive
                                                      Suite 2800
                                                      Chicago, IL  60606
                                                      Attn:    Paul Vander Woude


                SUMMER HILL PARTNERS, L.P.

                        By:  Summer Hill, Inc., its general partner

                                          By:__________________________________
                                                   Richard L. Roeding, President


                SUMMER HILL R.T. ENTERPRISES LIMITED PARTNERSHIP

                         By:      Summer Hill, Inc., its general partner

                                           By:__________________________________
                                                   Richard L. Roeding, President


                 GARFAM INVESTORS LLC

                         By:____________________________________________________
                                           Thomas Mueller, Treasurer

                                           S. JAMES PERLOW

                                           By:__________________________________
                                                    Name:
                                                    Title:


                                           Address: 2900 S. 25th Ave.
                                                    Broadview, IL  60153


                                           With a copy to:




                                          EARL PERLOW








                                          By:___________________________________
                                                   Name:
                                                   Title:


                                          Address: 2900 S. 25th Ave.
                                                   Broadview, IL  60153


                                          With a copy to:




                                          MARK PERLOW

                                          By:___________________________________
                                                   Name:
                                                   Title:


                                          Address: 2900 S. 25th Ave.
                                                   Broadview, IL  60153


                                          With a copy to:




                                          KA TRADING

                                          By:___________________________________
                                                   Irv Kessler
                                                   Title:


                                          Address: 1712 Hopkins Crossroads
                                                   Minneapolis, MN  55305
                                                   Attn:   Andrew Redleaf
                                                           Richard Field

                                          KA MANAGEMENT

                                          By:___________________________________
                                                   Irv Kessler
                                                   Title:


                                          Address: 1712 Hopkins Crossroads
                                                   Minneapolis, MN  55305








                                                   Attn:   Andrew Redleaf
                                                           Richard Field


                                          With a copy to:




                                          CEW PARTNERS

                                          By:___________________________________
                                                   Name:
                                                   Title:


                                          Address: 45 Rockerfeller Plaza
                                                   New York, NY  10020
                                                   Attn:   Geoffrey Colvin


                                          With a copy to:




                                          TRUST INVESTMENTS, INC.

                                          By:___________________________________
                                                   Name:
                                                   Title:


                                          Address: 52 Stiles Road
                                                   Salem, NH  03079
                                                   Attn:   M. Terence Conklin


                                          With a copy to:




                                          THE LINCOLN FUND, L.P.
                                          By:      MATLINS FINANCIAL
                                                   CONSULTING, INC., its
                                                   general partner

                                                   By:_________________________
                                                       Neal Matlins, President

                                          4 West Old State Capitol Plaza







                                          Suite 810
                                          Springfield, IL  62701

                                          THE LINCOLN FUND TAX
                                          ADVANTAGE, L.P.
                                          By:      MATLINS FINANCIAL
                                                   CONSULTING, INC., its
                                                   general partner

                                                   By: _________________________
                                                        Neal Matlins, President

                                          4 West Old State Capitol Plaza
                                          Suite 810
                                          Springfield, IL  62701

                                          THE GORDON FUND, L.P.
                                          By:      LIGHTHOUSE CAPITAL
                                                   MANAGEMENT, L.L.C.

                                                   By: _________________________
                                                        Neal Matlins, President

                                          4 West Old State Capitol Plaza
                                          Suite 810
                                          Springfield, IL  62701